UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 25, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 25, 2022 (the "Closing Date"), PPL Corporation (the "Company") and PPL Rhode Island Holdings, LLC ("PPL Rhode Island"), an indirect wholly-owned subsidiary of the Company, completed the acquisition of The Narragansett Electric Company ("Narragansett Electric"), a wholly-owned subsidiary of National Grid USA ("National Grid Seller"), pursuant to which PPL Rhode Island purchased 100% of the outstanding shares of common stock in Narragansett Electric for approximately $3.82 billion in cash, subject to customary post-closing adjustments (such transaction, the "Narragansett Electric Acquisition").

The Narragansett Electric Acquisition was consummated pursuant to the previously disclosed share purchase agreement (as supplemented and amended, the "Narragansett Electric Acquisition SPA"), dated March 17, 2021, by and among National Grid USA, PPL Energy Holdings, LLC, PPL Rhode Island (as assignee of PPL Energy Holdings, LLC) and the Company, solely in its capacity as guarantor. Following the closing of the Narragansett Electric Acquisition, Narragansett Electric will continue to provide services under the name "Rhode Island Energy."

The foregoing summary of the Narragansett Electric Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Narragansett Electric Acquisition SPA, a copy of which has been filed as Exhibit 2.2 to the Company's Current Report on Form 8-K dated March 18, 2021, and is incorporated by reference herein.

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Narragansett Electric Acquisition, on May 25, 2022, National Grid Seller and one or more of its subsidiaries and Narragansett Electric entered into a transition services agreement (the "Transition Services Agreement"), pursuant to which National Grid Seller and/or one or more of its subsidiaries agreed to provide certain transition services to Narragansett Electric to facilitate the operation of Narragansett Electric following the consummation of the Narragansett Electric Acquisition and the transition of operations to Narragansett Electric, the Company and its subsidiaries. Unless terminated earlier by mutual agreement of the parties thereto, the Transition Services Agreement generally terminates upon the earlier of May 25, 2024 (provided that Narragansett Electric has the right to extend such date) and the date that Narragansett Electric indicates that it no longer requires such transition services.

This summary is qualified in its entirety by reference to the Transition Services Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description under the Introductory Note to this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.01.

PPL Rhode Island funded the Narragansett Electric Acquisition with proceeds from the Company's sale of 100% of the issued share capital of PPL WPD Investments Limited ("WPD"), previously an indirect wholly-owned subsidiary of the Company, to National Grid Holdings One Plc, an indirect wholly-owned subsidiary of National Grid Plc (such transaction, the "WPD Sale"), which was completed on June 14, 2021.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, audited financial statements of Narragansett Electric required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days following the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

10.1 -
Transition Services Agreement, dated as of May 25, 2022, by and among National Grid USA Service Company, Inc., National Grid USA (solely with respect to Section 4.6) and The Narragansett Electric Company

104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 25, 2022